Exhibit 107

Filing Fee Table

Form F-1

(Form Type)

STAK Inc.

斯塔克工业集团有限公司

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees To Be Paid	Equity	Class A Ordinary Shares, par value $0.001 per share (1)	Rule 457(a)	3,000,000	$1.0	$3,000,000	0.00013810	$414.30
Fees To Be Paid	Equity	Warrants to purchase Class A Ordinary Shares (2)	Other
Fees To Be Paid	Equity	Class A Ordinary Shares issuable upon exercise of the Warrants (3)	Rule 457(a)	6,000,000	$1.2	$7,200,000	0.00013810	$994.32
		Total Offering Amounts				$10,200,000		1,408.62
		Total Fees Previously Paid
		Total Fee Offsets						0.00
		Net Fee Due						$1,408.62

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	In accordance with Rule 457(g) of the Securities Act, because the Registrant’s Class A Ordinary Shares underlying the Warrants are registered hereby, no separate registration fee is required with respect to the Warrants registered hereby.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act.